Exhibit 10(p)

2013 STOCK OPTION GRANT
STOCK OPTION AGREEMENT UNDER THE
AMENDED AND RESTATED 2012 STOCK PLAN

Date of Grant:________________________________________
Name:_______________________________________________
Number and Type of Shares:____________________________
Expiration Date:______________________________________

EATON CORPORATION plc, an Irish company (the "Company"), hereby grants to the Option holder, in consideration of service by him or her to the Company or a subsidiary of the Company (a “Subsidiary”), the option to purchase from the Company from time to time during a period which shall end at the close of business on the tenth anniversary of the date of the granting of this option (such period being referred to as the “fixed term of the option”), unless sooner terminated as hereinafter provided, the number of ordinary shares of the Company with a par value of one cent each (the "Ordinary Shares") specified in the Option holder's account available online through the Eaton Benefits Center at Fidelity, or in any other method of communication designated by the Company and communicated to the Option holder. For purposes of the foregoing sentence, “close of business” shall mean 4:00 p.m. Eastern Time on the tenth anniversary of the date of grant. However, if that day falls on a Saturday, Sunday or other day when the principal stock exchange for the Ordinary Shares is closed for trading, “close of business” shall mean 4:00 p.m. Eastern Time on the nearest preceding day when that stock exchange is open for trading. This option is subject to, and is granted in accordance with, the Amended and Restated 2012 Stock Plan, as amended (the "2012 Plan"), and upon the terms and conditions herein set forth.

I.	TERMS OF EXERCISE OF OPTION

A.	By the Option holder while an Employee of the Company or a Subsidiary

The Option holder may exercise this option only after he or she remains in the continuous employment of the Company for a period of one year from the date of granting of this option and only as to the number of shares which become vested thereafter as set forth on Exhibit A. Employment by a Subsidiary shall be counted as employment by the Company.

The Compensation and Organization Committee of the Board of Directors of the Company (the “Committee”) reserves the right to decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed to be an interruption of continuous employment.

A.	By the Option holder When No Longer Employed by Either the Company or a Subsidiary

1.	Retirement.

If the Option holder ceases to be an employee of the Company or a Subsidiary as a result of retirement on or after normal retirement age (age 65 for U.S. employees), or on or after age 50 with 10 years of service to the Company or a Subsidiary (early retirement), or as a result of disability covered by the Company's or a Subsidiary's long-term disability benefit plan, he or she may exercise this option with respect to all Ordinary Shares then subject to this option which are vested at the date of such retirement or termination for disability, as applicable, in accordance with the vesting schedule referred to in Section I.A above, for a period not to exceed the shorter of the remaining term of this option or five years after the termination date.

2.	Divestiture of a Facility.

If the Option holder ceases to be an employee as a result of the divestiture of a facility where the Option holder is employed, he or she may exercise this option with respect to all Ordinary Shares then subject to this option, both vested and unvested, for a period not to exceed 90 days after the effective date of the divestiture. If the divestiture results in the retirement of the Option holder (as described in Subsection B.1), then he or she may exercise this option with respect to all Ordinary Shares then subject to this option (both vested and unvested) for a period not to exceed the shorter of the remaining term of the option or five years after the retirement date.

3.	Other Terminations.

If the Option holder ceases to be an employee for any reason other than those described in Subsections B.1. or B.2., he or she may exercise this option only for the number of Ordinary Shares which are vested at the time he or she ceased to be an employee, and only for a period not to exceed 90 days following the termination of employment.

4.	Company Discretion.

In the case of a termination of an officer of the Company under Subsections B.1 or B.3, the officer may exercise this option for such number of Ordinary Shares that is greater than the number provided by those Subsections as the Committee may authorize by acceleration of vesting or extension of the exercise period (but not beyond the ten year term of this option).

In the case of the termination of employment of an employee who is not an officer of the Company under Subsections B.1 or B.3, the employee may exercise this option for such number of Ordinary Shares greater than provided by those Subsections as the Management Compensation Committee, consisting of officers, (“Management Committee”) may authorize by acceleration of vesting or extension of the exercise period (but not beyond the ten year term of this option).

The Option holder should have no expectation that the Committee or the Management Committee will take any discretionary action contemplated by this Subsection B.4.

5.    Incentive Stock Options

To receive the favorable tax treatment afforded Incentive Stock Options, the Incentive Stock Option must be exercised within 90 days of retirement or termination or within one year of termination of employment in case of permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended). Incentive Stock Options that are not exercised within those periods will, for tax purposes, be treated the same as Non-Qualified Stock Options.

C.    By the Option holder After Change in Position

If the Option holder should be assigned to any position with the Company or Subsidiary which is, in the sole and absolute discretion of either the Committee or Management Committee, of lesser responsibility than that which is held by the Option holder upon the date hereof, thereafter the Option holder may exercise this option (during the term of the option) only for the number of Ordinary Shares for which the option was exercisable at the time of such assignment or such greater number of Ordinary Shares as determined by the Committee in the exercise of its sole and absolute discretion.

D.    In Case of the Death of the Option holder

Upon the death of the Option holder, this option shall be exercisable by the Option holder's estate, or by a person who has acquired the right to exercise this option by bequest or inheritance, (i) during the period of 5 years after the date of death (but no later than the end of the fixed term of the option) for the number of Ordinary Shares for which the option was exercisable upon the date of death, and (ii) during such period of time, if any (but ending no later than the end of the fixed term of the option), which the Committee may determine in its sole and absolute discretion, for the number of Ordinary Shares for which the Option holder could have exercised this option in accordance with its terms prior to the expiration of that period of time if the Option holder had lived.

E.	Term and Acceptance of Option

The option shall in no event be exercisable after the expiration of 10 years from the date of the granting of the option, notwithstanding anything to the contrary herein. The option hereby granted shall be considered terminated and cancelled, in whole or in part, to the extent that it can no longer be exercised under the terms hereof or under the terms of the 2012 Plan, for the Ordinary Shares originally subject to this option. The option may be accepted by the option holder in the manner specified online through Eaton Stock Plan Services at Fidelity or in any other manner designated by the Company and communicated to the option holder.

I.	EXERCISING OPTION--RIGHTS AS A SHAREHOLDER

A.    Exercise and Payment

This option shall be exercised and the Ordinary Shares acquired on such exercise shall be sold only at a time when the principal stock exchange for the Ordinary Shares is open for business. An exercise of this option will be effective when the person or estate entitled to exercise it shall indicate the decision to do so, as to all or any part of the Ordinary Shares for which it may then be exercised, by any method of communication expressly authorized by the Company, and at the same time tenders or makes available to the Company (by any method expressly authorized by the Company) payment in full for the exercise price in cash or by delivery to the Company of Ordinary Shares owned by the Option holder, or acquired hereunder (cashless exercise), or by tender of a combination of cash and Ordinary Shares. A partial exercise of this option shall not affect the right to exercise it from time to time thereafter as to the remaining Ordinary Shares subject to the option.

B.    Shareholder Rights

No holder of this option shall have any rights as a shareholder with respect to any Ordinary Shares subject to the option unless and until he or she shall have received a certificate or certificates for such Ordinary Shares. Subject to compliance with all the terms and conditions hereof and of the 2012 Plan, including all rules, regulations and determinations of the Committee, the Company shall, as promptly as possible after any exercise of this option and sale of the Ordinary Shares acquired on such Exercise, deliver funds once adequate provision has, in the judgment of the Company, been made for any and all withholding taxes in respect of the exercise of the option and sale of the Ordinary Shares acquired on such Exercise.

III.    TRANSFER OF OPTION

This option shall not be transferable otherwise than by will or the law of descent and distribution or, in the case of a Non-Qualified Stock Option, to the extent permitted by rules or regulations under Section 16(b) under the Securities Exchange Act of 1934 (the “Exchange Act”) and as adopted by the Committee.

IV.    COMPLIANCE WITH LAWS, REGULATIONS AND RULES

The Company will use its reasonable best efforts to comply with all federal and state laws or other applicable laws and regulations and all rules for domestic stock exchanges on which its Ordinary Shares may be listed, which apply to the issuance of the Ordinary Shares subject to this option, and to obtain such consents and approvals to such issuance which it deems advisable from federal and state bodies having jurisdiction of such matters. However, anything herein to the contrary notwithstanding, this option shall not be exercisable, and the Company shall not be obligated to issue or deliver any certificate for shares subject to this option, in violation of any such laws, regulations or rules and unless and until such consents and approvals have been obtained. Any share certificate issued to evidence Ordinary Shares as to which this option is exercised may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws or other applicable laws and regulations.

If a person or an estate purporting to acquire the rights to exercise this option by bequest or inheritance shall attempt to exercise this option, the Company may require reasonable evidence as to the ownership of this option and may request such consents and releases of taxing authorities as it deems advisable.

V.    ADJUSTMENT UPON CHANGE OF SHARES

In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or other event affecting Ordinary Shares, the number, description or class of Ordinary Shares subject to this option, the price per share payable upon exercise of this option and the conditions on which this option shall become exercisable, shall be equitably adjusted by the Committee so as to reflect such change provided such adjustment shall not reduce the price payable per Ordinary Share to less than its par value. No adjustment provided for in this Section V shall require the Company to sell or transfer a fractional share.

I.	EFFECT ON EMPLOYMENT

The granting of this option shall not give the Option holder any right to be retained in the employ of the Company or any Subsidiary, and shall not affect any right of the Company or any Subsidiary to terminate the employment of the Option holder at any time with or without assigning a reason therefore to the same extent as the Company or any Subsidiary might have done if this option had not been granted.

VII.    COMPETITION BY OPTION HOLDER

In the event that the Option holder voluntarily leaves employment of the Company or a Subsidiary and within one (1) year after exercise of any portion of this option enters into an activity as employee, agent, officer, director, principal or proprietor which, in the sole judgment of the Committee, is in competition with the Company or a Subsidiary, the amount by which the fair market value per share on the date of exercise of any such portion exceeds the option price per Ordinary Share hereunder, multiplied by the number of Ordinary Shares subject to such exercised portion, shall inure to the benefit of the Company and the Option holder shall pay the same to the Company, unless the Committee in its sole discretion shall determine that such action by the Option holder is not inimical to the best interest of the Company or its Subsidiaries.

VIII.    CHANGE OF CONTROL

A.    Exercise of Option

Notwithstanding anything in Section I.A to the contrary, effective upon a Change of Control of the Company (as defined below), this option shall become fully exercisable for 100% of the Ordinary Shares subject to this option.

B.    Definition

For the purpose of this Agreement, a "Change of Control" shall mean:

1.
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding Ordinary Shares of the Company (the "Outstanding Ordinary Shares") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection 1, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

1.
Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

1.
Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Ordinary Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding ordinary shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Ordinary Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding ordinary shares of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

4.	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred as a result of any transaction or series of transactions which the Option holder, or any entity in which the Option holder is a partner, officer or more than 50% owner initiates, if immediately following the transaction or series of transactions that would otherwise constitute a Change of Control, the Option holder, either alone or together with other individuals who are executive officers of the Company immediately prior thereto, beneficially owns, directly or indirectly, more than 10% of the then outstanding Ordinary Shares of the Company or ordinary shares the corporation resulting from the transaction or series of transactions, as applicable, or of the combined voting power of the then outstanding voting securities of the Company or such resulting corporation.

IX.    ENFORCEABILITY AND ARBITRATION

This Agreement shall be binding upon and inure to the benefit of the Company, and its successors and assigns, and upon the personal representatives, executors, administrators, legatees and distributees of the Option holder. In the event of any disputes or difference arising out of or relating to this Agreement, or with regard to performance of any obligation hereunder by either party hereto, both parties hereto shall use their best efforts to settle such dispute or difference in an amicable manner. Should such dispute or difference not be resolved or amicably settled between the parties hereto, such dispute or difference shall be finally settled by arbitration without recourse to the Courts. Arbitration shall be conducted in accordance with the Rules of Arbitration of the American Arbitration Association by three (3) arbitrators, one of whom shall be selected by the Company, one by the Option holder and a third by the two arbitrators so selected. In the event that the arbitrators selected by the Company and the Option holder are unable to reach an agreement as to the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. Arbitration should be held in Cleveland, Ohio. In any dispute referred to arbitration, each party shall be given the opportunity to present to the arbitrators its evidence, witnesses and argument, and the right to be represented by counsel of its choice when the other party presents its evidence, witnesses and argument.

The decision and award of the arbitrators shall be in writing and shall be final and binding on the parties hereto. Judgment upon the award rendered may be entered in any Court having jurisdiction thereof or application may be made to such Court for a judicial acceptance of the award and an Order of Enforcement, as the case may be. The expenses of arbitration shall be borne in accordance with the determination of the arbitrators with respect thereto. Pending decision by the arbitrators with respect to the dispute or difference undergoing arbitration, all other obligations of the parties hereto shall continue as stipulated herein and all monies not directly involved in such dispute or difference shall be paid when due.

X.    2012 PLAN CONTROLS

The terms and conditions of the 2012 Plan, as amended from time to time in accordance with the provisions of Section 12 thereof, shall control the terms and conditions of this option, and anything contained in this Agreement inconsistent with or in violation of the terms and conditions of the 2012 Plan shall be of no force or effect and shall not be binding upon the Company or the Option holder. The 2012 Plan and this Agreement represent the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations and understandings, whether written or oral.

XI.    CONSTRUCTION

It is intended that acquisition of this option by the Option holder shall qualify for exemption from the provisions of Section 16(b) of the Exchange Act, and each and every provision of this Agreement shall be construed, interpreted and administered so that the grant of this option, whether made to an officer or director of the Company or to any other employee of the Company or a Subsidiary, shall so qualify. Any provision of this Agreement that cannot be so construed, interpreted and administered shall be of no force or effect.

XII.    GOVERNING LAW

This Agreement shall be construed in accordance with the laws of the State of Ohio, except as otherwise specifically provided herein.

Exhibit A

The Option will vest with respect to 33% of the Ordinary Shares on the first anniversary of the date of grant, 33% of the Ordinary Shares on the second anniversary of the date of grant and 34% of the Ordinary Shares on the third anniversary of the date of grant if the Option holder remains in the continuous employ of the Company or any Subsidiary on each such date.